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                                                                    EXHIBIT 3.2

                           CERTIFICATE OF DESIGNATION

                   ESTABLISHING THE RIGHTS AND PREFERENCES OF
               10% SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK

                    VISTA LASER CENTERS OF THE PACIFIC, INC.
                              A NEVADA CORPORATION


         We, the undersigned, J. ROBERT GRIFFIN and THOMAS A. SCHULTZ, do hereby certify:

         (1) We are the Chairman and Secretary, respectively, of VISTA LASER CENTERS OF THE PACIFIC, INC., a Nevada corporation (the "Corporation").

         (2) Pursuant to the authority granted under the Corporation's Articles of Incorporation, the Board of Directors of said Corporation, by unanimous consent in writing effective as of February 5, 1996, as amended on July 10 and August 16, 1996, has duly adopted the following recitals and resolutions:

                  "WHEREAS, this Corporation is authorized by its Articles of Incorporation to issue 5,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"); and

                  "WHEREAS, this Corporation has not previously designated any series of its Preferred Stock; and

                  "WHEREAS, the Board of Directors of this Corporation is authorized, as to the Preferred Stock, within the limitations and restrictions stated in the Articles of Incorporation, to fix by resolution or resolutions the designation of each series of Preferred Stock and the powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limitation, such provisions as may be desired concerning dividends, redemption, voting, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors; and

                  "WHEREAS, the Board of Directors of this Corporation desires, pursuant to its authority granted under the Articles of Incorporation, to determine and fix the rights, preferences, privileges and restrictions relating to a first series of said Preferred Stock,


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       and to fix the number of shares constituting and the designation of such series;

                  "NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized a series of Preferred Stock on the terms and with the provisions herein set forth:


                  SECTION 1. DESIGNATION, NUMBER AND RESTRICTIONS ON ISSUANCE. The designation of the series of Preferred Stock authorized by these resolutions shall be "10% Series A Cumulative Convertible Preferred Stock" (the "Series A Preferred Stock"). The authorized number of shares constituting the Series A Preferred Stock shall be Three Hundred Fifty Thousand (350,000) shares. The Board of Directors is further authorized, within the limitations and restrictions set forth in the Articles of Incorporation or stated in any resolution or resolutions of the Board of Directors, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of Series A Preferred Stock subsequent to the issuance of shares of such series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of these or any subsequent resolutions originally fixing the number of shares of such series.


                  SECTION 2.   CONVERSION RIGHTS.

                  2.1. As used herein, the term "Common Stock" shall mean and include the Corporation's Common Stock, $.01 par value, as constituted on February 5, 1996, and as the same shall be constituted thereafter including adjustments required for any capital reorganization or reclassification thereof subsequent to February 5, 1996. At any time hereafter and up to the close of business on the second business day immediately preceding a date fixed for redemption of Series A Preferred Stock in accordance with Section 7 below, at the election of the respective holders of Series A Preferred Stock and subject to the terms and conditions set forth herein, issued and outstanding shares of the Series A Preferred Stock may be converted into fully paid and nonassessable shares of Common Stock of the Corporation at the conversion ratio of One (1) share of Common Stock for each share of Series A Preferred Stock, subject to adjustment from time to time as provided in
       Section 2.4 below (herein called the "Conversion Ratio").

                  2.2. In order to exercise the conversion privilege, a holder of outstanding shares of Series A Preferred Stock shall surrender certificates for the Series A Preferred Stock to be converted and exchanged at the principal office of the Corporation, and shall give written notice to the Corporation at said office that the holder elects to convert such Series A Preferred Stock into shares of the Corporation's Common Stock. Such notice shall also state the name or names (with addresses) in which certificates for shares of Common Stock issuable on such conversion shall be issued, subject to compliance with applicable securities laws. No payment or adjustment shall be made upon any conversion on account of any accrued and unpaid dividends on the Series A Preferred Stock surrendered for conversion, and the right to payment of any such accrued and


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       unpaid dividends shall be waived and forfeited by conversion into Common
       Stock.

                  2.3. The Corporation shall not issue fractions of shares of Common Stock upon conversions of shares of Series A Preferred Stock. If more than one certificate representing shares of the Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered. If any fractional interest in a share of Common Stock would otherwise be deliverable upon the conversion of any shares of Series A Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the current market value of such fractional interest. Any such current market value shall be computed on the basis of the last reported sale price of Common Stock on any securities exchange or as reported by the National Association of Securities Dealers Automated Quotation System (or the quoted closing bid price if there be no sales on such date) at the close of business on the date of conversion (or, if such day is not a trading day, on the next preceding trading day). So long as there is outstanding any Series A Preferred Stock, there shall be reserved unissued, out of the authorized but unissued shares of Common Stock, a number of shares sufficient to provide for conversion of Series A Preferred Stock in accordance with the provisions of this Section 2.

                  2.4. The Conversion Ratio shall be subject to adjustment from time to time hereafter as follows:

                  (A) In case the Corporation at any time after February 5, 1996 shall issue a stock dividend on its outstanding shares of Common Stock or shall subdivide or combine the outstanding shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Conversion Ratio and number of shares issuable upon conversion of the Series A Preferred Stock shall be proportionately and equitably adjusted as if the holder of record of Series A Preferred Stock had converted shares of Series A Preferred Stock into Common Stock immediately prior to such event. Any such adjustment shall become effective at the close of business on the date that such stock dividend, subdivision or combination relating to the Common Stock shall become effective. For the purposes of such adjustment, the Conversion Ratio in effect immediately prior to such stock dividend, subdivision or combination shall forthwith be changed to a Conversion Ratio determined by:

                           (i) dividing the total number of shares of Common
                  Stock outstanding immediately after the stock dividend, subdivision or combination, by an amount equal to the total number of shares of Common Stock outstanding immediately prior to such stock dividend, subdivision or combination; and

                           (ii) multiplying the result of clause (i) above by
                  the actual Conversion Ratio in effect immediately prior to such stock dividend, subdivision or combination.



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       and the total of shares of Common Stock thereafter issuable and deliverable on conversion of the Series A Preferred Stock shall be the number of shares obtained by applying the Conversion Ratio as so adjusted.

                  (B) In case of any capital reorganization or any reclassification of the shares of Common Stock of the Corporation (other than as a result of a stock dividend, subdivision or combination, as aforesaid), or in case of any consolidation with or merger of the Corporation into or with another corporation, or the sale, lease or other disposition of the properties of the Corporation as an entirety or substantially as an entirety, then as a part of such reorganization, reclassification, consolidation, merger, sale, lease or other disposition, as the case may be, lawful provision shall be made so that the holders of record of the Series A Preferred Stock shall have the right thereafter to receive upon conversion thereof the kind and amount of shares of stock or other securities or property which such holders would have been entitled to receive if, immediately prior to such reorganization, reclassification, consolidation, merger, sale, lease or other disposition, such holders had held the number of shares of Common Stock which were then issuable upon the conversion of the Series A Preferred Stock then held by them. In any such case, appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the holders of record of the Series A Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to adjustments of the Conversion Ratio) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of such Series A Preferred Stock.

                  (C) In addition to any adjustment required by the provisions of subsections (A) and (B) of this Section 2.4, the Conversion Ratio shall also be adjusted from time to time in accordance with the provisions of this subsection (C):

                                    C-1. Certain Definitions. For the purposes
                  of this subsection (C), the following terms and provisions shall apply:

                                         (i) "Conversion Price" shall initially
                  mean $5.00 per share of Common Stock, representing the conversion price applicable to the purchase of Common Stock upon conversion of Series A Preferred at the initial Conversion Ratio in effect hereunder and taking the initial value of each share of Series A Preferred for such purpose at $5.00 per share; provided, that in the event of any adjustment of the Conversion Ratio under subsections (A) or (B) above, or in the event of any adjustment to the Conversion Price required by the provisions of this subsection (C), the Conversion Price in effect thereafter shall be proportionately and equitably adjusted.

                                         (ii) "Convertible Securities" shall
                  include any options, rights or warrants to subscribe for or purchase Common Stock in the Corporation or any securities convertible into or exchangeable for Common Stock without the payment of any further consideration other than cash, if any.


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                                    C-2. Certain Events Not Requiring
                  Adjustment.

                                         (a) No adjustment of the Conversion
                  Price and Conversion Rate shall be made under the provisions of this subsection (C) unless such adjustment would require an increase or decrease of at least $.05 in the Conversion Price per share of Common Stock (it being understood that the such Conversion Price is initially $5.00 per share of Common Stock, as aforesaid); provided that any adjustment(s) which by reason of this clause (a) are not required to be made shall be carried forward and shall be made at the time of, and together with, the next subsequent adjustment hereunder which, together with any adjustment(s) so carried forward, shall require an increase or decrease of at least $.05 in the Conversion Price then in effect hereunder.

                                         (b) Notwithstanding anything to the
                  contrary hereinafter set forth, no adjustment to the Conversion Price or to the number of shares of Common Stock issuable upon conversion of Series A Preferred shares hereunder will be required:

                           (i) upon the exercise of any options or warrants to purchase securities granted or issued by the Corporation prior to its initial public offering of securities or upon the conversion into Common Stock of any shares of the Company's preferred stock issued in connection with the Corporation's initial public offering of securities or outstanding prior to such initial public offering; or

                           (ii) upon the grant or exercise or any other options to officers, directors, employees or consultants which may hereafter be granted or exercised under the Company's stock option plan or under any other employee benefit plan of the Corporation; or

                           (iii) upon the issuance or sale of Common Stock upon conversion or exchange of any Convertible Securities, whether or not any adjustment in the Conversion Price was made or required to be made upon the issuance or sale of such Convertible Securities.

                                    C-3. Adjustments. Except as provided above,
                  in case of the issuance or sale by the Corporation for cash or other consideration of any Common Stock or Convertible Securities (and whether or not the right of conversion or exchange thereunder is immediately exercisable), in which the price per share for which Common Stock is issuable, either in such transaction or upon the conversion or exchange of such Convertible Securities, shall be less than the Conversion Price then in effect, then the Conversion Price to be in effect after any such transaction shall be reduced to a Conversion Price (calculated to the nearest cent) determining by dividing


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                                    (i) an amount equal to (a) the sum of the
                           number of shares of Common Stock outstanding and issuable upon the conversion or exchange of all Convertible Securities outstanding immediately prior to the transaction, said sum to be multiplied by the Conversion Price then in effect, plus (b) the aggregate consideration to be received for the Common Stock and/or Convertible Securities issuable in the transaction (including any proceeds receivable upon the exercise of any right of conversion or exchange thereunder), by

                                    (ii) the sum of the number of shares of
                           Common Stock outstanding and issuable upon the conversion or exchange of all Convertible Securities outstanding immediately after the transaction.

                  Whenever any adjustment to the Conversion Price is required hereunder, a proportionate adjustment to the Conversion Ratio and number of shares of Common Stock issuable upon conversion of the Series A Preferred shall be made. Such adjustment shall become effective as of the date upon which an transaction requiring an adjustment hereunder shall take effect.

                           On the expiration of any right, warrant or option or
                  the termination of any right to convert or exchange any Convertible Securities which required an adjustment hereunder, the Conversion Price then in effect hereunder shall forthwith be readjusted to such Conversion Price as would have obtained
                  (a) had the adjustments made upon the issuance or sale of such rights, warrants, options or Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities and (b) had adjustments been made on the basis of the Conversion Price as adjusted under clause (a) of this paragraph for all transactions (which would have affected such adjusted Conversion Price) made after the issuance or sale of such rights, warrants, options or Convertible Securities.

                           In case the Corporation shall modify the rights of
                  conversion, exchange or exercise of any Convertible Securities, other than the Series A Preferred stock, for any reason other than an event that would require adjustment to prevent dilution, such that the consideration per share to be received by the Corporation after such modification is less than the Conversion Price in effect prior to such modification, the Conversion Price to be in effect after such modification shall be determined by multiplying the Conversion Price in effect immediately prior to such event by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding and issuable upon the conversion or exchange of all Convertible Securities outstanding immediately prior to the transaction multiplied by the Conversion Price on the date prior to the modification plus the number of shares of Common Stock which the aggregate consideration receivable by the Corporation for the securities affected


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                  by the modification would purchase at the then current market price, and of which the denominator shall be the number of shares of Common Stock outstanding and issuable upon the conversion or exchange of all Convertible Securities outstanding immediately after such modification plus the number of shares of Common Stock to be issued upon conversion, exchange or exercise of the modified securities at the modified rate. Such adjustment shall become effective as of the date upon which any such modification shall take effect.

                           In case of the sale of any shares of Common Stock,
                  any Convertible Securities, any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities requiring an adjustment to the Conversion Price hereunder, the consideration received by the Corporation therefor shall be deemed to be: (i) if sold for cash, the gross sales price therefor without deducting therefrom any expense paid or incurred by the Corporation or any underwriting discounts or commissions or concessions paid or allowed by the Corporation in connection therewith; and
                  (ii) if sold for property other than cash, the current fair market value thereof as determined in good faith by the Board of Directors of the Corporation.

                  2.5. Upon any conversion of Series A Preferred Stock in accordance with the foregoing, all of such shares of Series A Preferred Stock shall be canceled and revert to the status of authorized and unissued shares of Preferred Stock.


                  SECTION 3. VOTING RIGHTS. The holders of Series A Preferred Stock shall be entitled to one vote per share on all matters on which stockholders of the Corporation are entitled to vote, in addition to any voting rights required by law; provided, however, that in the event there shall be an adjustment in the Conversion Ratio pursuant to the provisions of Section 2.4 above, the number of votes per share for Series A Preferred Stock shall be similarly adjusted so that the votes per share of Series A Preferred Stock shall at all times be equal to the number of full shares of Common Stock into which such shares of Series A Preferred Stock may be converted.


                  SECTION 4. RANK AND PREFERENCE. Shares of Series A Preferred Stock shall, with respect to dividend rights, rights on redemption and rights on liquidation, winding up and dissolution, have preference over and rank prior to all classes of Common Stock and shall rank pari passu with all other series of Preferred Stock. In case the stated dividends and the amounts payable on liquidation, distribution or sale of assets, dissolution or winding up of the Corporation are not paid in full, the shareholders of all series of Preferred Stock shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full and in any distribution of assets other than by way of dividends, in accordance with the sums which would be payable on such distribution if all sums payable were discharged and paid in full.



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                  SECTION 5. DIVIDENDS AND RESTRICTIONS ON CERTAIN REPURCHASES.

                  5.1. The holders of the shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative dividends at the annual rate of 10% per annum, or fifty cents ($0.50) per share. Each of such annual dividends shall be fully cumulative and shall accrue (whether or not declared or permitted to be paid), from the first day such shares were first issued.

                  5.2. If declared by the Board of Directors, dividends shall be payable annually on the last day of the month in which the corporation shall successfully complete an initial public offering of its securities with the first dividend payment date to be in the year 1997. In the event any shares of Series A Preferred Stock shall be outstanding for more or less than the period covered by such dividend year, the amount of the dividend shall be prorated for such periods. Such dividends shall be paid to the holders of record at the close of business on the date specified by the Board of Directors of the Corporation at the time the dividend is declared; provided, however, that such record date shall be not more than 30 days nor less than 10 days prior to the respective dividend payment date.

                  5.3. All dividends paid with respect to shares of the Series A Preferred Stock shall be paid pro rata to the holders entitled thereto.

                  5.4. No dividends, other than dividends payable solely in Common Stock, shall be declared by the Board of Directors on any class or series of equity securities of the Corporation unless and until such time as all accrued and unpaid dividends on the Series A Preferred Stock have been paid in full or unless the Series A Preferred Stock has been redeemed in accordance with its terms or are fully converted into Common Stock of the Corporation or are otherwise reacquired and retired in full by the Corporation. The Corporation may not pay or set apart for payment, other than dividends or other distributions or payments payable solely in Common Stock, any other distributions on any shares of the Corporation's Common Stock, and may not purchase or otherwise redeem for cash or other tangible property, other than in shares of Common Stock, any shares of the Corporation's Common Stock or any warrants, rights or options exercisable for or convertible into any shares of Common Stock unless and until such time as the Series A Preferred Stock has been redeemed in accordance with its terms or are fully converted into Common Stock of the Corporation or are otherwise reacquired and retired in full by the Corporation.

                  5.5. (a) In event the Corporation shall have accrued the payment of dividends beyond a date on which dividends would otherwise be declared hereunder, the Corporation, at the election of its Board of Directors made at any time thereafter (so long as such dividends have not been paid in cash), may elect to pay all cumulative accrued dividends otherwise due and payable in shares of Series A Preferred Stock or Common


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       Stock in lieu of cash. In such event, the Corporation shall advise each holder of record of Series A Preferred Stock in writing on the Record Date, not more than 30 days nor less than 10 days prior to the respective dividend payment date, of the Corporation's election to make such dividend payment in shares of the Corporation's Series A Preferred Stock or Common Stock. For the purposes of this Certificate, "Common Stock" shall mean the Corporation's Common Stock as constituted on the Record Date.

                           (b) For any dividend payment to be made in Series A Preferred Stock or Common Stock as herein provided, the number of shares issuable for such dividend payment shall be determined by dividing the cumulative accrued dividend payments due on said dividend payment date by the Dividend Stock Value. "Dividend Stock Value" shall mean 100% of the Fair Market Value per share of the series or class of securities to be paid as dividends determined as of the applicable Record Date for the payment of such accrued dividends. For this purpose "Fair Market Value" as of any specific Record Date shall be determined by reference to the unweighted average closing sale prices for the series or class of securities to be paid as dividends during the ten days on which such shares are actually traded in the NASDAQ system or on a national securities exchange immediately prior to the Record Date upon which Fair Market Value is to be determined. (If for any reason closing sale prices are not quoted by the NASDAQ system on any such day, then the closing market price for such day shall be deemed the closing bid price for such day as reported by the National Quotation Bureau). In the event the series or class of securities to be paid as dividends is not actively quoted and traded in any securities market, the Fair Market Value thereof shall be determined in the exclusive discretion of the Corporation's Board of Directors acting in good faith.


                  SECTION 6.   LIQUIDATION, DISSOLUTION OR WINDING-UP.

                  6.1. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series A Preferred Stock then outstanding shall be entitled to receive ratably, prior and in preference to any distribution of any of the assets of the Corporation to the holders of any other equity securities of the Corporation other than Preferred Stock, by reason of their ownership thereof, the sum of FIVE DOLLARS ($5.00) per share outstanding plus all accrued and unpaid dividends thereon, each payable in cash (which may be payable from either capital or surplus) or, if cash is not then available, in property of the Corporation. In the event it is necessary or advisable for the Corporation to determine the value of property for any purpose hereunder, the value of such property so received by holders of Series A Preferred Stock will be deemed to be its fair market value as determined in good faith by the Board of Directors of the Corporation unless a majority in interest of the holders of issued and outstanding Series A Preferred Stock shall demand an independent appraisal of such property. If, upon the occurrence of any such event, the assets thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount due to them hereunder, then the entire assets of this Corporation legally available for distribution shall be distributed ratably among



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       the holders of all series of the Preferred Stock. Except as provided above, holders of the Series A Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

                  6.2. For the purposes of this Section 6, a sale of all or substantially all of the assets of this Corporation or a merger of the Corporation with or into any other corporation or corporations where the Corporation is not the surviving entity, shall not be deemed to be a liquidation, dissolution or winding-up of the Corporation within the meaning of Section 6.1 unless no provision has been made for the exchange of securities for Series A Preferred Stock in connection with the consummation of any such sale of assets or merger.

                  6.3. The liquidation payment with respect to each outstanding fractional share of Series A Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Series A Preferred Stock.


                  SECTION 7.  REDEMPTION.

                  7.1. No Mandatory Redemption. The Corporation shall have no mandatory obligation to redeem shares of Series A Preferred Stock; provided, however, in the event of any liquidation, dissolution or winding-up of the Corporation, either voluntary or involuntary, or in the event or sale of all or substantially all of the assets of this Corporation or a merger of the Corporation with or into any other corporation or corporations where the Corporation is not the surviving entity and in which no provision has been made for the exchange of securities for Series A Preferred Stock, each share of Series A Preferred Stock then outstanding shall be entitled to receive the consideration specified in Section 6.1 above.

                  7.2. Optional Redemption. The Corporation at its option, at any time and from time to time, may redeem all or any portion of the Series A Preferred Stock (and if only a portion, in an amount equal to an even multiple of 10,000 shares) then outstanding at a redemption price of SEVEN DOLLARS AND FIFTY CENTS ($7.50) per share plus the payment of all accrued and unpaid dividends on the shares so redeemed.

                  7.3. Upon any redemption of Series A Preferred Stock, written notice shall be given to the holders of the Series A Preferred Stock for shares to be purchased or redeemed at least thirty (30) days prior to the date fixed for redemption. The notice shall be addressed to each such stockholder at the address of such holder appearing on the books of the Corporation or given by such holder to the Corporation for the purpose of notice, or, if no such address appears or is so given, at the last known address of such shareholder. Such notice shall specify the date fixed for redemption, shall state that all shares of Series A Preferred Stock outstanding are to be redeemed and the number of shares of Series A Preferred Stock to be so redeemed, and shall call upon such holder to surrender to the Corporation on said date, at the place designated in the notice, such


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       holder's certificate or certificates representing the shares to be redeemed on the date fixed for redemption stated in such notice. Unless such person shall elect to convert the same into Common Stock in accordance with Section 2 above, each holder of shares of Series A Preferred Stock called for redemption shall surrender the certificate or certificates evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price on the date fixed for redemption.

                  7.4. If, on or prior to any date fixed for redemption, the Corporation deposits, with any bank or trust company in the State of New York, as a trust fund, a sum sufficient to redeem all shares of Series A Preferred Stock called for redemption which have not theretofore been surrendered for conversion, with irrevocable instructions and authority to the bank or trust company to pay, on or after the date fixed for redemption, the redemption price of the shares to their respective holders upon the surrender of their share certificates, then from and after the date of redemption the shares to be redeemed shall be redeemed and dividends and other distributions on those shares shall cease to accrue after the date such shares were called for redemption. The deposit shall constitute full payment for the shares of Series A Preferred Stock to their holders and from and after the date of the deposit the shares of Series A Preferred Stock shall no longer be outstanding, and the holders thereof shall cease to be shareholders with respect to such shares, and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of the shares without interest upon surrender of their certificates therefor and the right to receive from the Corporation any accrued dividends thereon through the date such shares were called for redemption. Any interest accrued on any funds so deposited shall be the property of, and paid to, the Corporation.

                  7.5. In the event that fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected by lot or pro rata as may be determined by the Board of Directors. In case it shall designate by lot the shares so to be redeemed, the Board of Directors shall have full power and authority to prescribe the manner in which the drawings by lot shall be conducted.

                  7.6. Notwithstanding anything contained herein to the contrary, the Corporation may not redeem any shares of Series A Preferred Stock and no sums therefor shall be paid or set aside for payment by the Corporation if, at the time and after giving effect to such payment, the same is prohibited by the laws of the State of Nevada.

                  7.7. Upon any redemption of Series A Preferred Stock in accordance with the foregoing, all of such shares of Series A Preferred Stock shall be canceled and revert to the status of authorized and unissued shares of Preferred Stock.




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
                  SECTION 8.  REQUIRED NOTICES.  In case at any time:

       (a) the Corporation shall declare or pay any dividend payable in stock or other consideration or make any distribution to the holders of its Common Stock; or

       (b) the Corporation shall offer to the holders of its Common Stock any additional shares of stock of any class or other rights;

       (c) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or any consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or

       (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

       then, in any one or more of such cases, the Corporation shall cause to be mailed to the holders of record of then outstanding shares of Series A Preferred Stock (i) at least 30 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and
       (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 30 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be.


                  SECTION 9.   AMENDMENTS AND ADDITIONAL COVENANTS.

                  9.1. So long as any Series A Preferred Stock shall be outstanding, this Corporation shall not, without the prior approval of the holders of not less than a majority of the then issued and outstanding shares of Series A Preferred Stock voting as a class, permit the Corporation to amend or repeal any provision of, or add any provision to, this Certificate or the Corporation's Articles of Incorporation or bylaws, if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock.

                  9.2. So long as any Series A Preferred Stock shall be outstanding, the


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
       Corporation shall:



       9.2.1 maintain its books of account and financial statements and records in accordance with generally accepted accounting principles, and all determinations hereunder, if any, which are dependent upon a calculation of the Corporation's financial condition shall be determined in accordance with generally accepted accounting principles;

       9.2.2 promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property, or business of the Corporation or any subsidiary, except where the Corporation is contesting any of the foregoing in good faith by appropriate proceedings; and

       9.2.3 keep its properties in good repair, working order, and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions, and improvements thereto, and the Corporation shall at all times comply with the provisions of all material leases to which it is a party or under which it occupies property so as to prevent any loss or forfeiture thereof or thereunder.

                  9.3. So long as any Series A Preferred Stock shall be outstanding, the Corporation shall furnish to each holder of record of the Series A Preferred Stock as soon as practicable, but in any event within 150 days after the end of each fiscal year of the Corporation, an income statement, statement of cash flow and statement of changes in stockholders' equity for such fiscal year, and a balance sheet of the Corporation as of the end of such year, such year-end financial statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and audited and certified by independent public accountants selected by the Board of Directors of the Corporation.

                  "RESOLVED FURTHER, that the President or any Vice President of this Corporation and the Secretary or any Assistant Secretary of the Corporation are hereby authorized and directed to prepare, sign, and file with the Secretary of the State of Nevada a Certificate of Designation of Series A Preferred Stock of the Corporation in accordance with the resolutions set forth herein."

       (3) We further certify that the authorized number of shares of Preferred Stock of this Corporation is 5,000,000 shares; and that the number of shares constituting the first series of Preferred Stock established by the foregoing resolutions, none of which have been issued, is 350,000 shares.


                            [Signature Page Follows]


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
       IN WITNESS WHEREOF, we have executed this instrument as of the dates set forth below.


                                        ___________________________________
                                        J. Robert Griffin, Chairman




                                        ___________________________________
                                        Thomas A. Schultz, Secretary



State of ____________________ )
                                        ) ss.:
County of _____________________________ )


                  On ______________________, 1996, personally appeared before me, a Notary Public, J. Robert Griffin, who acknowledged that he executed the above instrument.


(Notary Stamp or Seal)
                                   ___________________________________
                                           Signature of Notary




State of ____________________ )
                                        ) ss.:
County of _____________________________ )


                  On ______________________, 1996, personally appeared before me, a Notary Public, Thomas A. Schultz, who acknowledged that he executed the above instrument.


(Notary Stamp or Seal)
                                   ___________________________________
                                           Signature of Notary



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